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                                                                    EXHIBIT 10.3
                               AMENDMENT NO. 1 TO
               SUPPLEMENTAL EXECUTIVE RETIRMENT PLAN AND AGREEMENT
                            FOR RICHARD M. FINKBEINER


         Amendment No. 1, dated as of August 6, 2003, to the Supplemental Executive Retirement Plan and Agreement for RICHARD M. FINKBEINER (the "Executive"), dated as of July 22, 2002, by and between Concord Camera Corp. and Richard M. Finkbeiner (the "SERP Agreement").

         The parties hereto agree as follows:

         1. The following Appendix A is added to the end of the SERP Agreement:

                                   "APPENDIX A

            A.1. Background. Concord Camera Corp. (the "Employer") has adopted the Amended and Restated 2002 Long Term Cash Incentive Plan ("LTCIP") for the grant of long-term incentive awards (each, a "Performance Award") to its executives. Under the LTCIP, the Employer (i) may, as a condition of a Performance Award granted to the Executive, require that all or a portion of the Performance Award be deferred (a "Non-Elective Deferred Award") subject to such terms and conditions as are established by the Compensation and Stock Option Committee of the Employer's Board of Directors (the "Committee") and (ii) the Committee may prescribe vesting and investing provisions with respect to such Non-Elective Deferred Award. Also under the LTCIP, a recipient of a Performance Award has the right to elect to defer, subject to the provisions of a deferral agreement between the Employer and the recipient, all or a portion of his Performance Award that is not a Non-Elective Deferred Award. (The portion of such Performance Award which the Executive elects to defer is referred to herein as an "Elective Deferred Award".) Each Elective Deferred Award shall be subject to the general terms of the deferral agreement between the Employer and the recipient. This Appendix sets forth the provisions of the Supplemental Executive Retirement Plan and Agreement for Richard M. Finkbeiner, dated as of July 22, 2002, by and between the Employer and the Executive, as heretofore amended (the "SERP Agreement") established by the Committee as applicable to Non-Elective Deferred Awards granted to the Executive.

            A.2. Definitions, References. Unless otherwise specifically defined herein, each term used herein that is defined in the SERP Agreement has the meaning assigned to such term in the SERP Agreement. Each reference to "hereof," "hereinunder," "herein," and "hereby" and each similar reference and each reference to this "SERP Agreement" and each similar reference contained in the SERP Agreement shall from and after the date hereof refer to the SERP Agreement as including this Appendix A.



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            A.3. Non-Elective Deferred Award Accounts. The Employer shall establish and keep separate Accounts for each portion of a Non-Elective Deferred Award (each, a "Non-Elective Deferred Award Account") granted to the Executive to the extent necessary to account appropriately for such Non-Elective Deferred Award, taking into account, among other differences, the deferral period or periods of such Non-Elective Deferred Award, the vesting of such Non-Elective Deferred Award, the prescribed investment provisions of such Non-Elective Deferred Award and the Executive's differing elections and designations with respect to the Non-Elective Deferred Award. A Non-Elective Deferred Award Account shall be credited as of the date of the grant of the Non-Elective Deferred Award (the "Grant Date") unless the Employer or the Committee specifically provides otherwise under the terms of the Non-Elective Deferred Award (the "Non-Elective Deferred Award Terms").

            A.4. Deemed Investments. The balance of a Non-Elective Deferred Award Account that is not subject to prescribed investment provisions under the Non-Elective Deferred Award Terms shall be subject to the investment provisions of paragraph 2 of Article III of this SERP Agreement. If any portion of a Non-Elective Deferred Award is subject to prescribed investment provisions under the Non-Elective Deferred Award Terms, the balance in the Non-Elective Deferred Award Account reflecting such portion of the Non-Elective Deferred Award shall be invested and reinvested as determined by such prescribed investment provisions. As the prescribed investment provisions lapse, the investment of the balance in the Non-Elective Deferred Award Account shall be subject to the investment provisions of paragraph 2 of Article III of this SERP Agreement.

            A.5. Vesting.

            (a) General. The balance in a Non-Elective Deferred Award Account shall vest in accordance with the following vesting schedule, unless otherwise provided in the Non-Elective Deferred Award Terms:

        % of Non-Elective Deferred Award     Vesting Date
        --------------------------------     ------------
        A.    33 1/3%                        1st Anniversary of the Grant Date
        B.    33 1/3%                        2nd Anniversary of the Grant Date
        C.    33 1/3%                        3rd Anniversary of the Grant Date


            (b) Change in Control. Unless otherwise provided in the Non-Elective Deferred Award Terms, in the event of a Change in Control of the Employer any unvested balance in a Non-Elective Deferred Award Account will immediately vest and the balances in all Non-Elective Deferred Award Accounts will be immediately paid to the Executive. For purposes of this Appendix A, Change in Control means the occurrence of any one of the following events:



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                (i) any "person," as such term is used in Sections 3(a)(9) and
            13(d) of the Securities Exchange Act of 1934 (other than Executive or Ira B. Lampert), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation ("Voting Stock");

                (ii) the majority of the Board of Directors of the Employer
            ("Board") consists of individuals other than Incumbent Directors, which term means the members of the Board on the Grant Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                (iii) the Employer adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                (iv) all or substantially all of the assets or business of the
            Employer is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Employer immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Employer, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer); or

                (v) the Employer combines with another company and is the
            surviving corporation but, immediately after the combination, the shareholders of the Employer immediately prior to the combination, hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

            (c) Termination of Employment. Unless otherwise provided in the Non-Elective Deferred Award Terms, the unvested balances in the Non-Elective Deferred Accounts shall immediately vest if the Executive's employment with the Employer is terminated as a result of the Executive's death or Disability (as defined in the LTCIP. The unvested balances in the Non-Elective Deferred Accounts will be immediately forfeited in the event the Executive's employment with the Employer is terminated for any reason other than the Executive's death or Disability.

            A.6 Benefit Distributions. Except as may otherwise be provided in the Non-Elective Deferred Award Terms, the vested balance in a Non-Elective Deferred Award Account shall be subject to the benefit distribution provisions of Article V of this SERP Agreement, but not the proviso in paragraph 1 of
Article V prohibiting payments pursuant to Article V prior to the earlier of July 22, 2006 or the termination of the Executive's employment. The provisions of paragraphs 1, 3, 6(b), 7, 8 and 10 of Article V of this SERP Agreement shall only apply to the vested balance in a Non-Elective Deferred Award Account.



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            The Executive's election and designations referred to in paragraph 1 of Article V of this SERP Agreement with respect to a Non-Elective Deferred
Award Account shall be made by written notice to the Employer within 30 days of the date when the grant and the amount of the Performance Award are first made known to the Executive (the "Notification Date"). Notwithstanding the foregoing, if the Non-Elective Deferred Award Terms provide for the payment or vesting of any portion of the Non-Elective Deferred Award Account within 13 months of the Notification Date, the Executive may make any of the modification elections described in paragraph 6 of Article V of this SERP Agreement with respect to such portion of the Non-Elective Deferred Award Account if such election is made both within 30 days the Notification Date and at least 90 days before such vesting date or the date such payment becomes due.

            A.7. Hardship. Only the vested balance in a Non-Elective Deferred Award Account shall be subject to the hardship distribution rules of Article VI of this SERP Agreement.

            A.8. Death. In the event of the Executive's death any unvested balances in the Non-Elective Deferred Award Accounts shall immediate vest. The Employer shall pay all of the balances in the Non-Elective Deferred Accounts as of the date of such death (as adjusted for subsequently deemed earnings and losses) within 30 days following such death in one lump-sum to such beneficiary or beneficiaries designated by the Executive in writing filed by the Executive with the Employer, or in the absence of such beneficiary designation, to the Executive's estate. The Executive may elect prior to his death to change the distribution from a Non-Elective Deferred Award Account upon his death from a lump-sum payment to installment payments.

            A.9. Disability. In the event of the Executive's Disability any unvested balance in a Non-Elective Deferred Award Account shall immediately vest. The Employer shall pay all of the balances in the Non-Elective Deferred Accounts as of the date of such Disability (as adjusted for subsequent deemed earnings and losses) within 30 days following such Disability in one lump-sum to the Executive. The Executive may elect prior to the Disability to change the distribution from a Non-Elective Deferred Account upon his Disability from a lump-sum payment to installment payments.

            A.10. General. Except as otherwise provided in this Appendix A or the Non-Elective Deferred Award Terms, the general provision of this SERP Agreement shall apply to each Non-Elective Deferred Award. If there is a conflict between the LTCIP and any provision of this SERP Agreement which is applicable to one or more Non-Elective Deferred Awards, the provisions of the LTCIP shall be controlling with respect to the same."

         2. The following new paragraph shall be substituted for paragraph 4 of
Article V of the SERP Agreement:

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            "4. All payments to be made pursuant to paragraph 1 of this Article
V with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, (b) except as provided in clause (c) below, to the extent investments have actually been made directly or indirectly by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment and (c) to the extent the investments have actually been made directly or indirectly by the Employer in common stock of the Employer, the Employer may make the payment in kind in lieu of cash by delivery of fully registered stock certificates representing such common stock."

         3. The foregoing amendments to the SERP Agreement are effective as of the date first above written.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                           CONCORD CAMERA CORP.



                                           By:   /s/  Ira B. Lampert
                                              ----------------------------------
                                                Ira B. Lampert, Chairman, Chief
                                                Executive Officer and President




                                           EXECUTIVE:



                                             /s/ Richard M. Finkbeiner
                                           -------------------------------------
                                           Richard M. Finkbeiner




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